EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of National Grid plc of our report dated May 13, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in National Grid plc’s Annual Report on Form 20-F for the year ended March 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, U.K.
June 16, 2009

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